Exhibit 16.1

February 25, 2020

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 - 7561

RE: Gadsden Properties, Inc.

Commission File No. 000-11635

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Gadsden Properties, Inc. dated February 24, 2020, and agree with the statements concerning our Firm contained therein.

Sincerely,